Exhibit 99.1

Cenntro Announces Receipt of Extension to Regain Compliance with Nasdaq Minimum Bid Price Rule

Freehold, NJ – June 22, 2023 – Cenntro Electric Group Limited (NASDAQ: CENN) (“Cenntro” or “the Company”), a leading electric vehicle technology company with advanced, market-validated electric commercial vehicles, announced today that it received a written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) granting the Company a 180-day extension, or until December 18, 2023, to regain compliance with Nasdaq’s $1.00 minimum bid price requirement as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Rule”).

This Notice has no immediate effect on the listing of the Company’s ordinary shares on Nasdaq.

On December 22, 2022, Nasdaq notified the Company via notification letter that its ordinary shares had failed to comply with the Rule over the previous 30 consecutive business days. The notification letter stated the Company would be afforded 180 calendar days from the date of the notification letter, or until June 20, 2023, to regain compliance with the Rule. The notification letter provided that if the Company did not regain compliance by June 20, 2023, the Company may be eligible for an additional 180 calendar day compliance period after June 20, 2023.

On June 20, 2023, the Company submitted to Nasdaq a request for an extension to comply with the Rule and its compliance plan. On June 21, 2023, Nasdaq provided the Notice stating it had determined that the Company was eligible under Nasdaq Listing Rule 5810(c)(3)(A) for an additional 180 calendar day period to regain compliance and confirmed the 180 day extension.

In order to regain compliance with the Rule, the Company is required to maintain a closing bid price of at least $1.00 or more for a minimum of 10 consecutive business days at any time during the 180-day extension, or until December 18, 2023.

About Cenntro Electric Group

Cenntro Electric Group Ltd. (or “Cenntro”) (NASDAQ: CENN) is a leading designer and manufacturer of electric commercial vehicles. Cenntro’s purpose-built ECVs are designed to serve a variety of organizations in support of city services, last-mile delivery, and other commercial applications. Cenntro plans to lead the transformation in the automotive industry through scalable, decentralized production, and smart driving solutions empowered by the Cenntro iChassis. For more information, please visit Cenntro’s website at: www.cenntroauto.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. Such statements may be, but need not be, identified by words such as “may,’’ “believe,’’ “anticipate,’’ “could,’’ “should,’’ “intend,’’ “plan,’’ “will,’’ “aim(s),’’ “can,’’ “would,’’ “expect(s),’’ “estimate(s),’’ “project(s),’’ “forecast(s)’’, “positioned,’’ “approximately,’’ “potential,’’ “goal,’’ “strategy,’’ “outlook’’ and similar expressions. Examples of forward-looking statements include, among other things, statements regarding assembly and distribution capabilities, decentralized production, and fully digitalized autonomous driving solutions. All such forward-looking statements are based on management’s current beliefs, expectations, and assumptions, and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied in this communication. For additional risks and uncertainties that could impact Cenntro’s forward-looking statements, please see disclosures contained in Cenntro’s public filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” in Cenntro’s Annual Report on Form 20-F/A filed with the SEC on August 5, 2022 and which may be viewed at www.sec.gov.

Contacts

Investor Relations Contact:
MZ North America
CENN@mzgroup.us
949-491-8235

Company Contact:
PR@cenntroauto.com
IR@cenntroauto.com